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News Release
For Immediate Release

Company Contact:
David E. Grose, Chief Financial Officer
Phone: (405) 488-1304, X 23
Website: www.qrcp.net

              QUEST RESOURCE CORPORATION TO JOIN RUSSELL 3000 INDEX

OKLAHOMA CITY - (PR Newswire) - July 5, 2006 - Quest Resource Corporation (NASDAQ NM: QRCP), the largest operating company in the Cherokee Basin, today announced it joined the Russell 3000 Index when Russell Investment Group reconstituted its family of U.S. indexes on June 30. Readers of this news release may click on http://www.russell.com to view the list of companies.

Along with inclusion in the Russell 3000 Index, Quest Resource Corporation was included in the Russell MicroCap Index. Each of these indexes is a key gauge used by institutional money managers to monitor stock performance.

MANAGEMENT COMMENTS
-------------------
David Grose, Chief Financial Officer of Quest Resource Corporation said, "Inclusion in the Russell 3000 Index is further recognition of our Company's growth and success. Directly on the heels of our expanded drilling program, increased Capex budget and 40 percent reserve growth in the first quarter, the Russell 3000 Index listing will further help raise Quest's profile in front of institutional money managers, analysts and investment professionals."

Russell indexes are one of the most widely used investment tools by today's institutions. An industry-leading $3.8 trillion in assets currently is benchmarked to them. More than 40 million individual investors have access to Russell's services through a network of alliances that includes many of the world's top banks, brokers, insurance companies and independent investment advisors.

ABOUT QUEST RESOURCE CORPORATION
--------------------------------
Quest Resource, based in Oklahoma City, is the largest producer of natural gas in the Cherokee Basin, which is located in southeast Kansas and northeast Oklahoma. The Company is a fully integrated E&P company, operating more than 1,200 coal bed methane wells which produce into its own 1,200-plus mile gathering and transportation pipeline system, and uses its own fleet of completion equipment to support its aggressive development program. At year-end 2005, Quest had more than 1,700 locations in its



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drilling  inventory.  For more information,  visit the Quest Resource's website at www.qrcp.net.

Forward-Looking Statements
--------------------------

Opinions, forecasts, projections or statements other than statements of historical fact, are forward-looking statements that involve risks and uncertainties. Forward-looking statements in this announcement are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although Quest believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Actual results may differ materially due to a variety of factors, including without limitation: the condition of the capital markets in the United States, in general, and for master limited partnerships in particular, the ability of the Company to negotiate the necessary amendments to its credit facilities to permit the proposed transaction with respect to its pipeline network, tax considerations, the uncertainty involved in exploring for and developing new natural gas reserves, the sale prices of natural gas and oil, labor and raw material costs, the availability of sufficient capital resources to carry out the Company's anticipated level of new well development and construction of related pipelines, environmental issues, weather conditions, competition, general market conditions, and other risks detailed in Quest's filings with the Securities and Exchange Commission. You can find Quest's filings with the Securities and Exchange Commission at www.qrcp.net or at www.sec.gov. By making these forward-looking statements, Quest undertakes no obligation to update these statements for revisions or changes after the date of this release.


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